SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                              FORM T-1

                      STATEMENT OF ELIGIBILITY
            UNDER THE TRUST INDENTURE ACT OF 1939 OF A
             CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE
               ELIGIBILITY OF A TRUSTEE PURSUANT TO
                        SECTION 305(b)(2)


                FIRST TRUST NATIONAL ASSOCIATION
      (Exact name of trustee as specified in its charter)

                         36-4046888
                      (I.R.S. Employer
                     Identification No.)


111 East Wacker Drive                             60601
Suite 3000                                      (Zip code)
Chicago, Illinois
(Address of principal executive offices)


                        H. H. HALL, JR.
               FIRST TRUST NATIONAL ASSOCIATION
               111 East Wacker Drive, Suite 3000
                   Chicago, Illinois 60601
                   Telephone (312) 228-9448
  (Name, address, and telephone number of agent for service)



                          REEVES, INC.
     (Exact name of obligor as specified in its charter)

Delaware                                     (I.R.S. Employer
(State or other jurisdiction of              Identification No.)
incorporation or organization)

401 Merritt 7 Corporation Park                    06586
Norwalk, CT                                     (Zip code)
(Address of principal executive offices)

                          Debt Securities
                  (Title of Indenture Securities)

Item 1.   General Information.
     Furnish the following information as to the Trustee:
     (A) Name and address of each examining or supervising authority to which it is subject.
     Comptroller of the Currency, Washington, D.C.
     (B) Whether it is authorized to exercise corporate trust powers.
     Yes.

Item 2.   Affiliations with the Obligor.
     If the obligor is an affiliate of the Trustee, describe each such affiliation.
     The obligor is not an affiliate of the trustee.

Item 3.   Voting Securities of the Trustee.
     Furnish the following information as to each class of voting securities of the Trustee:

                       As of March 12, 1998

               Col. A                                Col. B
                                                     Amount
          Title of Class                          Outstanding

     Not applicable by virtue of response to Item 13.

Item 4.   Trusteeships under other Indentures.

     If the Trustee is a Trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     (A) Title of the securities outstanding under each such other indenture.

     Not applicable by virtue of response to Item 13.

     (B) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the act arises as a result of the Trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

     Not applicable by virtue of response to Item 13.

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

     If the Trustee or any of the directors or executive officers of the Trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

     Not applicable by virtue of response to Item 13.

Item 6. Voting Securities of the Trustee owned by the Obligor or its Officials.

     Furnish the following information as to the voting securities of the Trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

                       As of March 12, 1998

Col. A              Col. B         Col. C         Col. D

                                                  Percentage
                                                  Of Voting
                                                  Securities
                                                  Represented
                                                  by Amount
                    Title of       Amount Owned   Given in
Name of Owner       Class          Beneficially   Col. C



     Not applicable by virtue of response to Item 13.

Item 7. Voting Securities of the Trustee Owned by Underwriters or Their Officials.

     Furnish the following information as to the voting securiries of the Trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

                       As of March 12, 1998



Col. A              Col. B         Col. C         Col. D

                                                  Percentage
                                                  Of Voting
                                                  Securities
                                                  Represented
                                                  by Amount
                    Title of       Amount Owned   Given in
Name of Owner       Class          Beneficially   Col. C


     Not applicable by virtue of response to Item 13.

Item 8.   Securities of the Obligor Owned or Held by the Trustee.

     Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the Trustee:

                       As of March 12, 1998


Col. A              Col. B         Col. C         Col. D

                                                  Percentage
                                                  Of Voting
                                                  Securities
                                                  Represented
                                                  by Amount
                    Title of       Amount Owned   Given in
Name of Owner       Class          Beneficially   Col. C


     Not applicable by virtue of response to Item 13.

Item 9 Securities of Underwriters owned or held by the Trustees.

     If the Trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the Trustee.

                       As of March 12, 1998



Col. A              Col. B         Col. C         Col. D

                                                  Percentage
                                                  Of Voting
                                                  Securities
                                                  Represented
                                                  by Amount
                    Title of       Amount Owned   Given in
Name of Owner       Class          Beneficially   Col. C


     Not applicable by virtue of response to Item 13.

Item 10.  Ownership or Holdings by the Trustee of Voting
          Securities of certain
          Affiliates or Security Holders of the Obligor.

     If the Trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the Trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

                       As of March 12, 1998



Col. A              Col. B         Col. C         Col. D

                                                  Percentage
                                                  Of Voting
                                                  Securities
                                                  Represented
                                                  by Amount
                    Title of       Amount Owned   Given in
Name of Owner       Class          Beneficially   Col. C

     Not applicable by virtue of response to Item 13.


Item 11. Ownership of Holdings by the Trustee of any securities of a Person Owning 50 Percent or more of the Voting
          Securities of the Obligor.

     If the Trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the Trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the Trustee.

                       As of March 12, 1998



Col. A              Col. B         Col. C         Col. D

                                                  Percentage
                                                  Of Voting
                                                  Securities
                                                  Represented
                                                  by Amount
                    Title of       Amount Owned   Given in
Name of Owner       Class          Beneficially   Col. C



     Not applicable by virtue of response to Item 13.

Item 12.  Indebtedness of the Obligor to the Trustee.

     Except as noted in the instructions, if the obligor is indebted to the Trustee, furnish the following information:

                       As of March 12, 1998



Col. A              Col. B         Col. C         Col. D

                                                  Percentage
                                                  Of Voting
                                                  Securities
                                                  Represented
                                                  by Amount
                    Title of       Amount Owned   Given in
Name of Owner       Class          Beneficially   Col. C


Item 13.  Defaults by the Obligor.

     (A) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

     There is not nor has there been a default with respect to the securities under this indenture.

     (B) If the Trustee is a Trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

     There is not nor has there been a default with respect to the securities under this indenture. The trustee is not a trustee under another indenture under which securities are outstanding.

Item 14.  Affiliations with the Underwriters.

     If any underwriter is an affiliate of the Trustees, describe each such affiliation.

     Not applicable by virtue of response to Item 13.

Item 15.  Foreign Trustee.

     Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the act.

     Not applicable.

Item 16.  List of Exhibits.

     List below all exhibits filed as a part of this statement of eligibility.

     1.   A copy of the Articles of Association of First Trust
National Association as now in effect, incorporated herein by reference to Exhibit 1 to T-1, Registration No. 333-19025.

     2. A copy of the certificate of authority to commence business, incorporated herein by reference to Exhibit 2 to T-1;
Registration No. 33-64175.

     3. A copy of the certificate of authority to exercise corporate trust powers, incorporated herein by reference to
Exhibit 3 to T-1; Registration No. 33-64175.

     4.   A copy of the existing By-Laws of First Trust National
Association as now in effect, incorporated herein by reference to
Exhibit 4 to T-1; Registration No. 333-29571.

     5.   Not applicable by virtue of response to Item 13.

     6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 to T-1; Registration No. 33-64175.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

     8.   No applicable.

     9.   Not applicable.
                            SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, First Trust National Association, a National Banking Association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned thereunto duly authorized, all in the City of Chicago, and State of Illinois, as of the 12th day of March, 1998.

                              First Trust National Association


                              By:    /s/ H. H. HALL, JR.
                                   H. H. Hall, Jr.
                                   Vice President and Assistant
Secretary





































Consolidated Report of Condition for Insured Commercial and
State-Chartered Savings Banks for December 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet
                                     Dollar Amounts in Thousands

ASSETS
1.   Cash and balances due
     from depository institutions
     (from Schedule RC-A):              RCON
     a.   Noninterest-bearing balances
     and currency and coin (1)          0081      55,536    l.a
     b.   Interest-bearing balances (2) 0071           0    l.b

2.   Securities:
     a.   Held-to-maturity securities
          (from Schedule RC-B, column A) 1754          0    2.a
     b.   Available-for-sale securities  1773     3,216     2.b
          (from Schedule RC-B, column D) 1773

3.   Federal funds sold and securities
     purchased under agreements to
     resell                              1350          0    4.d

4.   Loans and lease financing receivables:
     a.   Loans and leases, net of
          unearned income                 RCON
          (from Schedule RC-C)            2122          0   4.a
     b.   LESS: Allowance for loan
          and lease losses                3123          0   4.b
     c.   LESS: Allocated transfer
          risk reserve                    3128          0   4.c
     d.   Loans and leases, net of
          unearned income, allowance,
          and reserve (item 4.a
          minus 4.b and 4.c)              2125          0   4.d

5.   Trading assets                       3545          0   5

6.   Premises and fixed assets
     (including capitalized leases)       2145          95  6

7.   Other real estate owned
     (from Schedule RC-M)                 2150         0    7

8.   Investments in unconsolidated
     subsidiaries and associated
     companies (from Schedule RC-M)       2130         0    8


9.   Customers' liability to
     this bank on acceptances
     outstanding                          2155         0    9

10.  Intangible assets
     (from Schedule RC-M)                 2143    48,072    10

11.  Other assets (from
     Schedule RC-F)                       2160     2,435    11

12.  Total assets
     (sum of items 1 through 11)          2170    109,354   12


__________________
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.




































Schedule RC - Continued               Dollar Amounts in Thousands

LIABILITIES
13.  Deposits:
     a.   In domestic offices
          (sum of totals of columns
          A and C from Schedule RC-E)
                                        RCON
          (1)  Noninterest-bearing (1)  6631      0
          (2)  Interest-bearing         6636      0
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
          (1)  Noninterest-bearing
          (2)  Interest-bearing

14.  Federal funds purchased and
     securities sold under
     agreements to repurchase            2800      0

15.  a.   Demand notes issued
          to the U.S. Treasury           2840      0
     b.   Trading liabilities            3548      0

16.  Other borrowed money
     (includes mortgage
     indebtedness and obligations
     under
     capitalized leases):
     a.   With a remaining
          maturity of one year or less   2332       0
     b.   With a remaining maturity
          of more than one year through
           three years                   A548       0
     c.   With a remaining maturity
     of more than three years            A48        0

17.  Not applicable

18.  Bank's liability on
     acceptances executed
     and outstanding                    2920        0

19.  Subordinated notes
     and debentures (2)                 3200        0

20.  Other liabilities
     (from Schedule RC-G)               2930        0

21.  Total liabilities
     (sum of items 13 through 20)       2948    2,072

22.  Not applicable


EQUITY CAPITAL
23.  Perpetual preferred stock
     and related surplus                3838        0

24.  Common stock                       3230    1,000

25.  Surplus (exclude all surplus
     related to preferred stock)        3839   106,712

26.  a.   Undivided profits and
          capital reserves              3632      (430)
     b.   Net unrealized holding
          gains (losses) on available-
          for-sale securities           8434         0

27.  Cumulative foreign currency
     translation adjustments

28.  Total equity capital (sum of
     items 23 through 27)               3210    107,282

29.  Total liabilities and equity
     capital (sum of items 21 and 28)   3300    109,354


Memorandum

To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
     auditing work performed for the bank by independent
     external auditors as of any date during 1996
        6724 . . . . .      N/A       M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 =  Directors' examination of the
 bank performed by other
     external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

     8 =  No external audit work

__________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited life preferred stock and related surplus.
















































Schedule RC-A - Cash and Balances Due From Depository
Institutions

Exclude assets held for trading.


                                      Dollar Amounts in Thousands

1.   Cash items in process of           ROCN
     collection, unposted debits,
     and currency and coin:
     a.   Cash items in process of
     collection and unposted debits     0020      0         1.a
     b.   Currency and coin             0080      0         1.b

2.   Balances due from depository
      institutions in the U.S.:
     a.   U.S. branches and agencies
     of foreign banks                   0083      0         2.a
     b.   Other commercial banks in
     the U.S. and other depository
     institutions in the U.S.           0085  55,536        2.b

3.   Balances due from banks in
     foreign countries and foreign
     central banks:
     a.   Foreign branches of other
      U.S. banks                        0073      0         3.a
     b.   Other banks in foreign
     countries and foreign
     central banks                      0074      0         3.b


4.   Balances due from Federal
     Reserve Banks                      0090      0         4

5.   Total (sum of items 1 through 4)
      (must equal Schedule RC, sum of
      items 1.a and 1.b)                0010   55,536       5


Memorandum

                                   Dollar Amounts in Thousands


1.   Noninterest-bearing balances       ROCN
     due from commercial banks in
     the U.S. (included in items 2.a
     and 2.b above)                     0050      55,536    M.1